Vystar Corporation 8-K

Exhibit 99.1

Vystar Focuses on Vytex Latex Commodities and Licensing; Exits Sleep Diagnostics

Durham, NC and ATLANTA – June 6, 2016 – Vystar Corp. (OTC Pink: VYST) has closed its Kiron Sleep Lab LLC division in Durham, NC in order to focus on its core business of Vytex® environmentally friendly, ultra low protein natural rubber latex commodities and licensing business.

Vystar determined that its focus is better spent on growing its Vytex® latex business rather than the sleep diagnostics business, which has seen decreasing insurance reimbursement and revenue. Kiron Sleep Lab patients who would like to obtain copies of their medical records should contact 866-674-5238, x6 to establish a time for procurement. The mailing address for Kiron Clinical Sleep Lab is 3333 Piedmont Rd, NE, Suite 2500, Atlanta, GA 30305.

Vystar is the exclusive creator and owner of Vytex Natural Rubber Latex (NRL), a multi-patented, all-natural, raw material that contains significantly reduced levels of the proteins found in natural rubber latex and can be used in over 40,000 products.

William Doyle, CEO of Vystar, noted, “We have seen a much larger demand over the past six months for Vytex as a raw material in various industries as word spreads of its many superior properties, including:

1.	undetectable levels of antigenic latex proteins to help prevent allergenic reactions;
2.	greater strength, buoyancy and resilience than other foams;
3.	environmentally friendly and completely biodegradable;
4.	virtually odor free raw material and finished goods; and
5.	whiter, brighter product requiring fewer dyes for aesthetics.”

Doyle added, “We are now able to fully focus on the multiple new products and product lines that we are readying for launch with manufacturing partners. We are testing the only American-made medical exam gloves and have interest from multiple large potential customers. In addition we continue to refine our game changing new ultra-low/no-ammonia, low-/no-nitrosamine and tetramethyltriuram disulphide (TMTD-free formulations) of Vytex.”

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About Vystar Corporation

Based in Atlanta, GA, Vystar® Corporation (OTC Pink: VYST) is the exclusive creator of Vytex Natural Rubber Latex (NRL), a multi-patented, all-natural, raw material that contains significantly reduced levels of the proteins found in natural rubber latex and can be used in over 40,000 products. Vytex NRL is a 100% renewable resource, environmentally safe, “green” and fully biodegradable. Vystar is working with manufacturers across a broad range of consumer and medical products bringing Vytex NRL to market in adhesives, balloons, condoms, other medical devices and natural rubber latex foam mattresses, toppers, and pillows. For more information, visit www.vytex.com.

Forward-looking Statements: Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of VYST officials are “Forward- Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “anticipates,” “intends,” “plans,” “expects,” and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future VYST actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and VYST has no specific intention to update these statements.

Contacts:

•	Vystar - Media: Julie Shepherd, Accentuate PR, 847 275 3643, Julie@accentuatepr.com
•	Vystar Corp. -Investors: William Doyle, President (866) 674-5238, x1